99.2

Section 214

Authority to Provide Facilities-based Services

myIBFS

Welcome WinSonic Digital Media Group, | Workspace | Outbox | Help | Logout

QUICK SEARCH
CallSign
GO
Advanced Search
Yesterday's Filings
Yesterday's Actions
Quick Reports >>

FILE
Using IBFS >>
47 CFR@GPO.GOV
Resources
Logout

RELATED SYSTEMS
CORES
(Commision Registration System)

ASR
(Antenna Structure Registration)

FCC E-Filing Systems
(FCC Electronic filing Systems)

CONTACT US
E-Mail Us
IBFS Contacts
IB Staff List

Call Us
IBFS Help Line
202-418-2222

Monday-Friday
9:30am-4:00pm

Start New Application
Streamlined Authorization (Form 312 EZ) GO

My IBFS Workspace
Show Me: ALL For the Last 14 Days GO

Application Tools: Please select an Action GO

My Filings | My Drafts | **My Completed Actions** | Other IBFS Filings

Select	File No. / Description	CallSign	Applicant Name	Action	Action Date	Expiration Date
☐	ITC-214-20060630-00333/ Application for authority to provide facilities-based service in accordance with Section 63.18(e)(1) of the rules, and also to provide service in accordance with Section 63.18(e)(2) of the rules.		WinSonic Digital Media Group, Lt	Grant of Authority	07/21/2006	